CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-1A of Investment Managers Series Trust II and to the use of our report dated December 9, 2013 on the financial statement of Cedar Ridge Unconstrained Credit Fund, a series of the Investment Managers Series Trust II, which is included in the Pre-Effective Amendment to the Registration Statement.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
December 12, 2013